Exhibit 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

Third Quarter 2011	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net loss from continuing operations	$(19,492)	54,183	$(0.36)
Net loss from discontinued operations	(650)	54,183	(0.01)
Net loss available to common stockholders	(20,142)	54,183	$(0.37)

Effect of dilutive securities:
Restricted stock units	-	-
Employee stock purchase plan	-	-
Stock options	-	-
Deferred shares	-	-

Diluted EPS:
Net loss from continuing operations	$(19,492)	54,183	$(0.36)
Net loss from discontinued operations	(650)	54,183	(0.01)
Net loss available to common stockholders	$(20,142)	54,183	$(0.37)

There was no effect of dilutive securities for Third Quarter 2011 since the quarter was in a loss position and the effect of common stock equivalents would be anti-dilutive to our earnings per share calculation.

Third Quarter 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$18,831	53,457	$0.35
Net loss from discontinued operations	(1,634)	53,457	(0.03)
Net income available to common stockholders	$17,197	53,457	$0.32

Effect of dilutive securities:
Restricted stock and restricted stock units	-	831
Employee stock purchase plan	-	7
Stock options	-	93
Deferred shares	-	185

Diluted EPS:
Net income from continuing operations	$18,831	54,573	$0.35
Net loss from discontinued operations	(1,634)	54,573	(0.03)
Net income available to common stockholders	$17,197	54,573	$0.32

Nine Months 2011	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$4,382	54,033	$0.08
Net loss from discontinued operations	(650)	54,033	(0.01)
Net income available to common stockholders	$3,732	54,033	$0.07

Effect of dilutive securities:
Restricted stock and restricted stock units	-	833
Employee stock purchase plan	-	23
Stock options	-	99
Deferred shares	-	184

Diluted EPS:
Net income from continuing operations	$4,382	55,172	$0.08
Net loss from discontinued operations	(650)	55,172	(0.01)
Net income available to common stockholders	$3,732	55,172	$0.07

Nine Months 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$45,515	53,298	$0.85
Net loss from discontinued operations	(3,749)	53,298	(0.07)
Net income available to common stockholders	$41,766	53,298	$0.78

Effect of dilutive securities:
Restricted stock and restricted stock units	-	791
Employee stock purchase plan	-	8
Stock options	-	111
Deferred shares	-	182

Diluted EPS:
Net income from continuing operations	$45,515	54,390	$0.84
Net loss from discontinued operations	(3,749)	54,390	(0.07)
Net income available to common stockholders	$41,766	54,390	$0.77